UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 21, 2026

(Date of Report - Date of earliest event reported on)

Community Bancorp/VT
(Exact name of Registrant as Specified in its Charter)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4811 US Route 5, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable

(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 Par value per share	CMTV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition

On July 21, 2026, Community Bancorp. (the “Company”) issued a press release announcing its earnings for the period ended June 30,2026 (the “July 21 Press Release”).  On July 22, 2026, the Company issued a corrected press release (the “July 22 Press Release”) announcing its earnings for the quarter and six months ended June 30, 2026, which included corrections of the following information contained in the July 21 Press Release: the second quarter ended June 30, 2026, consolidated earnings are $4.7 million, which is an increase of $628,008 or 15.47% compared to $4.1 million for the second quarter of 2025. Total non-interest income for the second quarter ended June 30, 2026, of $2.3 million increased $254,036 or 12.34%, compared to $2.1 million for the same period in 2025. The return on average shareholder’s equity for the quarter ended June 30, 2025, was 15.62%. The net interest margin for the quarter ended June 30, 2026 is 3.95%, for six months ended June 30, 2025, was 3.56% and the net interest margin for the quarter ended June 30, 2025, was 3.64%. The June 30, 2025, year to date earnings per common share were $1.34 and the quarter ended earnings per common share were $0.72.

The July 22 Press Release is filed as Exhibit 99.1 to this amended report on Form 8-K and supersedes and replaces the July 21 Press Release in its entirety.  The information contained in the July 22 Press Release is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 -	Press Release dated July 22, 2026 (superseding and replacing Press Release dated July 21, 2026)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: July 22, 2026	/s/ Christopher Caldwell
Christopher Caldwell, President &
Chief Executive Officer

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